                                                                     Exhibit 5.3

              [LETTERHEAD OF PORTEOUS & WHITE P.C. APPEARS HERE]


                               December 9, 1997





Nabco, Inc.
c/o Delco Remy International, Inc.
2902 Enterprise Drive
Anderson IN 46013

RE:  Guarantee of Nabco, Inc.
     Form S-1 Registration Statement
     Registration No. 33-37703

Gentlemen and Ladies:

We have acted as counsel to Nabco, Inc., a Michigan Corporation ("Guarantor") in connection with the guarantee by Nabco, Inc. of $130,000,000 principal amount
  % Senior Notes Due 2007 (the "Senior Notes") of Delco Remy International, Inc. ("Company") and guaranteed by certain subsidiaries of the Company including Nabco, Inc. in connection with which the Company has filed a Registration Statement on Form S-1 (Registration No. 33-37703), originally filed on October 10, 1997, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended, and as subsequently amended by amendments thereto filed on October 22, 1997, November 21, 1997, November 26, 1997 and December 9, 1997 (the "Registration Statement"). The Senior Notes are to be issued pursuant to the terms of an Indenture substantially in the form filed as Exhibit 4.1 to the Registration Statement (the "Indenture"), between Delco Remy International, Inc. and United States Trust Company of New York, as Trustee.

We have examined the originals or copies, certified or otherwise, identified to our satisfaction, of the Certificate or Articles of Incorporation and Bylaws of the Guarantor, certificates of public officials and of the officers of the Guarantor and such other agreements,
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December 9, 1997
Page 2


instruments, and other documents as we have deemed necessary or appropriate for purposes of the opinions expressed below.

In making such examination and rendering the opinions set forth below, we have assumed the genuineness of all signatures (other than those of the Guarantor), the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such documents. As to questions of fact material to our opinions, we have relied, after due inquiry but without independent investigation, upon representations of the Guarantor and on certificates of its officers and of public officials.

Based upon the foregoing and subject to the assumptions and qualifications set forth herein, we are of the opinion that:

The Guaranty issued by the Guarantor has been duly authorized by the Guarantor and when executed, authenticated and delivered in accordance with the terms of the Indenture and paid for in the manner and at the price set forth in the Registration Statement, will constitute the legal valid and binding obligation of the Guarantor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization or other similar laws affecting creditors' rights or debtors' obligations and to general principles of equity.

The opinions expressed herein are rendered solely for you benefit in connection with the transactions contemplated hereby. The opinions expressed herein may not be used or relied upon by any other person nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except as provided below.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein, under the caption "Legal Matters." Such consent does not constitute a consent under Section 7 of the Securities Act ("Section 7"), since in consenting to the reference to our firm under such heading we have
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December 9, 1997
Page 3


not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations promulgated by the Securities and Exchange Commission.

Very truly yours,

PORTEOUS & WHITE, P.C.

/s/ David L. Porteous

BY: David L. Porteous


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